UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 2, 2003

FISCHER IMAGING CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-19386	36-2756787
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

12300 North Grant Street Denver, CO (Address of principal executive offices)		80241 (Zip Code)

Registrant’s telephone number, including area code:  (303) 452-6800

No Change

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On July 2, 2003, Fischer Imaging Corporation issued a press release reporting that the Company received notice from the Nasdaq Listing Qualifications Panel that its shares of common stock will be delisted from the NASDAQ National Market as of the open of trading July 7, 2003.  The Company expects that its shares will be available for trading on the Pink Sheets.  A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 7.  Financial Statements and Exhibits.

(c) Exhibits

Number	Description
99.1	Press release dated July 2, 2003, “Fischer Imaging Shares To Be Delisted From NASDAQ National Market Effective July 7, 2003”

SIGNATURE

Pursuant to the requirements of  the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2003	FISCHER IMAGING CORPORATION

	By:	/s/ Stephen G. Burke
Stephen G. Burke
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated July 2, 2003, “Fischer Imaging Shares To Be Delisted From NASDAQ National Market Effective July 7, 2003”